Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”) dated as of November 20, 2015, is made by and between KORN/FERRY INTERNATIONAL, a Delaware corporation (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

This Amendment is made with reference to the following facts:

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 18, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement as amended hereby.

B. Borrower has requested that Bank agree to amend the Credit Agreement to provide for Borrower and/or its Subsidiaries to enter into obligations in respect of letters of credit or guarantees issued by other financial institutions on behalf of Borrower and/or its Subsidiaries. Subject to the terms and conditions set forth herein, Bank is willing to grant such accommodations to Borrower as more specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Bank agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT.

A. Section 1.1 - Definition of Permitted Indebtedness. A new clause (k) is appended to the definition of “Permitted Indebtedness” contained in Section 1.1 of the Credit Agreement as follows:

(k) Secured Indebtedness consisting of, arising from or in connection with letters of credit or guarantees issued by other financial institutions on behalf of Borrower and/or its Subsidiaries in an aggregate amount not at any time exceeding $5,000,000.

B. Section 1.1 - Definition of Permitted Encumbrance. A new clause (q) is appended to the definition of “Permitted Encumbrances” contained in Section 1.1 of the Credit Agreement as follows:

(q) Liens on cash deposits held by and in favor of other financial institutions arising from or in connection with letters of credit or guarantees issued by such other financial institutions on behalf of Borrower and/or its Subsidiaries permitted by clause (k) of the definition of Permitted Indebtedness.

2. MISCELLANEOUS.

A. Due Execution. Borrower represents and warrants that the execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower, have been duly authorized by all necessary action, and do not contravene any law or the terms of any organizational document of Borrower, result in a breach of, or constitute a default under, any material contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower other than such violations, breaches or defaults which are not reasonably expected to have a Material Adverse Effect.

B. Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

C. Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be required in order to consummate the purposes of this Amendment.

D. No Third Parties. Except as specifically provided herein, no third party shall be benefited by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

E. Integration; Interpretation. The parties acknowledge and agree that this Amendment and all documents, instruments and agreements executed in connection herewith are documents delivered to Bank in connection with the Credit Agreement and are therefore Loan Documents. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties.

F. Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

G. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

H. Non-Impairment of Loan Documents. This Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

I. No Waiver. Nothing herein shall be deemed a waiver by Bank of any Default or Event of Default. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank’s right to enforce such term, covenant or condition at any other time.

J. Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

K. Costs and Expenses. Borrower agrees to pay, promptly upon Bank’s written demand therefor, all costs and expenses (including without limitation reasonable outside counsel fees) expended or incurred by Bank in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

L. Reaffirmation. Each guarantor party hereto as debtor, guarantor, or in any other similar capacity in which such guarantor acts as a guarantor or an accommodation party under any of the Loan Documents to which it is a party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and undertakings arising under or pursuant to the Subsidiary Guaranty and (ii) acknowledges and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, this Amendment, the Subsidiary Guaranty remains in full force and effect as hereby ratified, amended and confirmed.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

BORROWER		BANK:

KORN/FERRY INTERNATIONAL, a Delaware corporation		WELLS FARGO BANK, NATIONAL, ASSOCIATION

By:	/s/ Robert Rozek	By:	/s/ Sanjna Daphtary
	Name: Robert Rozek.		Sanjna Daphtary
	Title: Chief Financial Officer and Treasurer		Senior Vice President

Acknowledged and agreed by the following Subsidiary Guarantors:

KORN/FERRY INTERNATIONAL FUTURESTEP, INC.		SENSA SOLUTIONS, INC,

By:	/s/ Robert Rozek	By:	/s/ Wendy Monson
	Name: Robert Rozek		Name: Wendy Monson
	Title: President		Title: President

KORN FERRY LEADERSHIP CONSULTING CORPORATION

By:	/s/ Robert Rozek
Name: Robert Rozek
Title: Chief Executive Officer and President